Exhibit B-2













                       [NAME OF ISSUER]

                        DEBT SECURITIES

                 STANDARD PURCHASE PROVISIONS

                           INCLUDING

                  FORM OF PURCHASE AGREEMENT

                       [NAME OF ISSUER]
                STANDARD PURCHASE PROVISIONS -
                        DEBT SECURITIES


          From time to time, [Name of Issuer], a corporation organized and existing under the laws of the State of Delaware (the "Company"), may enter into purchase agreements that pro-vide for the sale of designated securities to the purchaser or purchasers named therein. The standard provisions set forth herein may be incorporated by reference in any such purchase agreement (the "Purchase Agreement"). The Purchase Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as "this Agreement." The term "Securities" shall mean the Debt Securities of the Company to be sold by the Company pursuant to the applicable Purchase Agreement. Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined.

          The Company has filed, in accordance with the provi-sions of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder (collectively called the "Act"), with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-3 (including a prospectus), relating to the Securities, which pursuant to Item 12 of Form S-3 incorporates by reference documents which the Company has filed in accor-dance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively called the "Exchange Act"). Such registration statement has been declared effective by the Commission. Promptly upon the execution of this Agreement, the Company will prepare a prospectus supplement relating to the Securities (the "Prospectus Supplement"). The Company has furnished to you, for use by the Underwriters (as defined herein) and dealers, copies of one or more preliminary prospectuses and the docu-ments so incorporated therein (each thereof, including the doc-uments so incorporated therein, is herein called the "Prelimi-nary Prospectus"). The terms Registration Statement and Pro-spectus shall have the meanings ascribed to them in the Pur-chase Agreement.

          1. Introductory. The Company proposes to issue and sell from time to time Securities registered under the Regis-tration Statement. The Securities will be issued pursuant to
an Indenture, dated             , to                 as Trustee
(the "Trustee"), as supplemented and amended, including a sup-plemental indenture pertaining to the particular series of

Securities involved in the offering (the "Indenture"), and will have varying designations, interest rates and times of payment of any interest, maturities, redemption provisions and other terms, with all such terms for any particular series of the Securities being determined at the time of the sale and set forth in the Purchase Agreement and the Prospectus Supplement relating to such series of Securities. The Securities involved in any such offering are hereinafter referred to as the "Pur-chased Securities," and the firm or firms, as the case may be, which agree to purchase the same are hereinafter referred to as the "Underwriters" of the Purchased Securities. The terms "you" and "your" refer to those Underwriters who sign the Pur-chase Agreement either on behalf of themselves only or on behalf of themselves and as representatives of the several Underwriters named in Schedule A thereto, as the case may be. Purchased Securities to be purchased by Underwriters are herein referred to as "Underwriters' Securities," and any Purchased Securities to be purchased pursuant to Delayed Delivery Con-tracts (as defined below) as hereinafter provided are herein referred to as "Contract Securities."

          2. Delivery and Payment. The Company will deliver the Underwriters' Securities to you for the accounts of the Underwriters at the place specified in the Purchase Agreement, against payment of the purchase price by wire transfer of imme-diately available funds (as agreed to by the parties and speci-fied in the Purchase Agreement), at the time set forth in this Agreement [or at such other time not later than seven full business days thereafter] as you and the Company determine, such time being herein referred to as the "time of purchase." Unless otherwise provided for in the Purchase Agreement, the Underwriters' Securities so to be delivered will be in defini-tive fully registered form registered in such authorized denom-inations and in such names as you request in writing not later than 10:00 A.M.,* on the third business day prior to the time of purchase, or, if no such request is received, in the names of the respective Underwriters in the amounts agreed to be pur-chased by them pursuant to this Agreement. For the purpose of expediting the checking of the Underwriters' Securities, the Company agrees to make the Underwriters' Securities available to you (at the place specified in the Purchase Agreement) in



_________________________
*    Times mentioned herein are New York City Time.

definitive form not later than 10:00 A.M. on the first business day preceding the time of purchase.*

          If any Purchase Agreement provides for sales of Pur-chased Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to pur-chase Contract Securities pursuant to delayed delivery con-tracts substantially in the form of Schedule I attached hereto (the "Delayed Delivery Contracts") with such changes therein as the Company may approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment com-panies, and educational and charitable institutions. At the time of purchase the Company will pay you as compensation, for the accounts of the Underwriters, the compensation set forth in such Purchase Agreement in respect of the principal amount of Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and deliv-ers Delayed Delivery Contracts, the Contract Securities shall be deducted from the Purchased Securities to be purchased by the several Underwriters and the aggregate principal amount of Purchased Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Purchased Securities set forth opposite each Underwriter's name in such Purchase Agreement, except to the extent that you determine that such reduction shall be otherwise allocated and so advise the Company.

          3. Certain Covenants of the Company. The Company agrees:

          (a)  As soon as possible after the execution
     and delivery of this Agreement to file, or mail
     for filing, the Prospectus with the Commission
     pursuant to its Rule 424 under the Act and, if and
     when required at any time after such execution and
     delivery, to file amendments to the applications
     the Company has previously filed with any state
     regulatory agencies having jurisdiction to govern
     the Company's issuance of its securities setting
     forth, among other things, the necessary informa-
     tion with respect to the price and terms of the
_________________________
* As used herein, "business day" shall mean a day on which the New York Stock Exchange is open for trading.

     Purchased Securities and the terms of offering of the Purchased Securities;

          (b)  To file no amendment or supplement to
     the Registration Statement or Prospectus (other than a required filing under the Exchange Act) subsequent to the execution of this Agreement to which you object in writing;

          (c)  To furnish such proper information as
     may be required and otherwise to cooperate in qualifying the Purchased Securities for sale under the laws of such jurisdictions as you may desig-nate and in determining their eligibility for investment under the laws of such jurisdictions;
     provided that the Company shall not be required to qualify as a foreign corporation or to file a gen-eral consent to service of process in any jurisdiction;

          (d)  To the extent not previously furnished
     to you, to furnish to you two signed copies of the Registration Statement, as initially filed with the Commission, of all amendments thereto, and of all documents incorporated by reference therein
     (including all exhibits filed therewith, other than exhibits which have previously been furnished to you), two signed copies of each consent and certificate of independent accountants and of each other person who by his profession gives authority to statements made by him and who is named in the Registration Statement as having prepared, certi-fied or reviewed any part thereof, and to furnish to you sufficient unsigned copies of the foregoing
     (other than exhibits, including consents filed as exhibits, to the Registration Statement) for dis-tribution of a copy to you and to each of the other Underwriters;

          (e)  To deliver to the Underwriters without
     charge in New York City as soon as practicable after the execution and delivery of this Agreement and thereafter from time to time to furnish to the Underwriters, without charge, as many copies of the Prospectus in final form and any documents incorporated by reference therein at or after the date thereof (or as amended or supplemented, if the Company shall have made any amendment or sup-plement after the effective date of the Registra-tion Statement) as you or the respective Under-writers may reasonably request for the purposes contemplated by the Act;

          (f)  To advise you promptly (confirming such
     advice in writing) of any official request made by the Commission for amendments to the Registration
     Statement or Prospectus or for additional informa-tion with respect thereto, or of official notice of institution of proceedings for, or the entry of, a stop order suspending the effectiveness of the Registration Statement and, if such order should be entered by the Commission, to make every reasonable effort to obtain the lifting or removal thereof as soon as possible, or of the suspension of qualification of the Purchased Securities for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose;

          (g)  To apply the net proceeds from the sale
     of the Purchased Securities in the manner set forth in the Prospectus;

          (h)  To furnish to you during a period of
     five years from the time of purchase (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; (ii) from time to time, copies of any reports or other communications which it shall file with the Commission or any governmental agency substituted therefor under the Exchange Act or sent to its public stockholders, or holders of the Purchased Securities, and (iii) such other information as you may from time to time reason-ably request regarding the financial condition and operations of the Company;

          (i) To furnish to any other Underwriter cop-ies of such of the financial statements, reports or other information referred to in the foregoing subparagraphs (h)(i) and (ii) as such Underwriter may, from time to time during the period you are entitled to receive them, request;

          (j)  To advise the Underwriters of the hap-
     pening of any event known to the Company within the time during which a prospectus relating to the Purchased Securities is required to be delivered under the Act which, in the judgment of the Com-pany, would require the making of any change in the Prospectus or any amended or supplemented Pro-spectus or in the information incorporated by ref-erence therein so that as thereafter delivered to purchasers such Prospectus will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the state-ments therein, in the light of the circumstances under which they were made, not misleading, and on request to prepare and furnish to the Underwriters and to dealers and other persons designated by you such amendments or supplements (including appro-priate filings under the Exchange Act) to the Pro-spectus as may be necessary to reflect any such change, provided that the Company shall be so obligated only so long as the Company is notified of unsold allotments (failure by the Underwriters to so notify the Company cancels the Company's obligation under this Section 3(j));

          (k)  As soon as practicable, to make gener-
     ally available to its security holders an earnings statement (as contemplated by Rule 158 under the Act) covering a period of twelve months after the effective date of the Registration Statement;

          (l)  To pay the fees and expenses of counsel
     for the Underwriters, and to reimburse the Under-writers for their reasonable out-of-pocket expenses incurred in contemplation of the perfor-mance of this Agreement, in the event that the Underwriters' Securities are not delivered to and taken up and paid for by the Underwriters hereun-der for any reason whatsoever except the failure or refusal of any Underwriter to take up and pay for Underwriters' Securities for some reason not permitted by the terms of this Agreement, the Underwriters agreeing to pay the fees and expenses of counsel for the Underwriters in any other event;

          (m)  To pay all expenses, fees and taxes
     (other than transfer taxes and fees and disburse-ments of counsel for the Underwriters except as set forth under 3(l) above or (iv) below) in con-nection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospec-tus and the Prospectus, any documents incorporated by reference therein at or after the date thereof and any amendments or supplements thereto, and the printing or reproduction and furnishing of copies of each thereof to the Underwriters and to deal-ers, (ii) the issue, sale and delivery of the Pur-chased Securities, (iii) the printing or reproduc-tion of this Agreement and the opinions and let-ters referred to in Section 4(a) hereof, (iv) the qualification of the Purchased Securities for sale and determination of their eligibility for invest-ment under state laws as aforesaid, including the legal fees and all filing fees and disbursements of counsel for the Underwriters and all other fil-ing fees, and the printing or reproduction and furnishing of copies of the "Blue Sky Survey" and the "Legal Investment Survey" to the Underwriters and to dealers, (v) the rating of the Purchased
     Securities by national rating agencies and
     (vi) the performance of the Company's other obli-gations hereunder;

          (n)  To furnish to you as early as practi-
     cable prior to the time of purchase, but no later than two business days prior thereto, a copy of the latest available unaudited interim consoli-dated financial statements, if any, of the Company which have been read by the Company's independent public accountants as stated in their letters to be furnished pursuant to Section 4(a) of this Agreement; and

          (o)  If a public offering of the Purchased
     Securities is to be made, not to offer or sell any of its other debt securities which are substan-tially similar to the Purchased Securities prior to ten days after the time of purchase without your consent.

          4. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the following conditions:

          (a) That, at the time of purchase, you shall receive the signed opinions of counsel for the Company and counsel for the Underwriters, substan-tially in the forms heretofore furnished to you, addressed to the Underwriters (with reproduced or conformed copies thereof for each of the other
     Underwriters); and that, at the time of purchase, you shall receive the signed letters of the independent public accountants of the Company, substantially in the form heretofore furnished to you and in substance satisfactory to you addressed to the Underwriters (with reproduced or conformed copies thereof for each of the other
     Underwriters);

          (b) That, at or before 5:30 P.M. on the date hereof, or at such later time and day as you may have from time to time consented to in writing or by telephone, confirmed in writing, such orders of state authorities which are necessary to permit the issue, sale and delivery of the Purchased
     Securities, if any, shall have been issued; at the time of purchase such orders shall be in full force and effect; and prior to such time of pur-chase no stop order with respect to the effective-ness of the Registration Statement shall have been issued under the Act by the Commission and at such time of purchase no proceedings therefor shall be pending or threatened;

          (c)  That, at the time the Registration
     Statement became effective, the Registration
     Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that at the time of purchase the Prospectus shall not con-tain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, other than any statement contained in, or any matter omitted from, the Registration Statement or the Prospectus in reliance upon, and in conformity with, informa-tion furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement or Prospectus;

          (d) That, subsequent to the respective dates as of which information is given in the Registra-tion Statement and in the Prospectus, at the time the Prospectus is first filed, or mailed for fil-ing, pursuant to Rule 424 under the Act, and prior to the time of purchase, in your opinion no mate-rial adverse change, or any development involving a prospective material adverse change, in the con-dition of the Company, financial or otherwise, shall have taken place (other than as referred to in or contemplated by the Registration Statement and Prospectus as of such time);

          (e)  That the Company shall have performed
     all of its obligations under this Agreement which are to be performed by the terms hereof at or before the time of purchase;

          (f)  That, since the date of this Agreement,
     there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direc-tion of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organi-zation," as such term is defined for purposes of Rule 436(g)(2) under the Act (other than as referred to in or contemplated by the Registration
     Statement and the Prospectus as of such time);

          (g)  That the Company shall, at the time of
     purchase, deliver to you (with reproduced or con-formed copies thereof for each of the other Under-writers) a signed certificate of two of its execu-tive officers stating that, subsequent to the respective dates as of which information is given in the Registration Statement and in the Prospec-tus, at the time the Prospectus is first filed, or mailed for filing, pursuant to Rule 424 under the

     Act, and prior to the time of purchase, no mate-rial adverse change, or any development involving a prospective material adverse change, in the con-dition of the Company, financial or otherwise, shall have taken place (other than as referred to in or contemplated by the Registration Statement and Prospectus as of such time) and also covering the matters set forth in (c) and (e) of this Sec-tion 4; and

          (h)  That the Company shall have accepted
     Delayed Delivery Contracts in any case where sales of Contract Securities arranged by the Underwrit-ers have been approved by the Company.

          5. Termination of Agreement. The obligations of the several Underwriters hereunder shall be subject to termina-tion in your absolute discretion, if, at any time prior to the time of purchase, trading in securities on the New York Stock Exchange shall have been suspended (other than a temporary sus-pension to provide for an orderly market) or minimum prices shall have been established on the New York Stock Exchange, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if after the execution of this Agreement the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment, to make it impracti-cable to market the Purchased Securities.

          If you elect to terminate this Agreement as provided in this Section 5, the Company and each other Underwriter shall be notified promptly in writing or by telephone, confirmed in writing.

          If the sale to the Underwriters of the Underwriters' Securities, as herein contemplated, is not carried out by the Underwriters for any reason permitted hereunder or if such sale is not carried out because the Company shall be unable to com-ply with any of the terms thereof, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 3(l), 3(m), 7(b) and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company (except to the extent provided in

Sections 8(b) and 9 hereof) or to one another under this Agreement.

          6. Increase in Underwriters' Commitments: If any Underwriter shall default in its obligation to take up and pay for the Purchased Securities to be purchased by it hereunder and if the principal amount of the Purchased Securities which all Underwriters so defaulting shall have so failed to take up and pay for does not exceed 10% of the total principal amount of the Purchased Securities, the non-defaulting Underwriters shall take up and pay for (in addition to the principal amount of the Purchased Securities they are obligated to purchase pur-suant to this Agreement) the principal amount of the Purchased Securities agreed to be purchased by all such defaulting Under-writers, as herein provided. Such Purchased Securities shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Purchased Securities shall be taken up and paid for by all non-defaulting Underwrit-ers pro rata in proportion to the principal amount of the Pur-chased Securities set opposite the names of all such non-defaulting Underwriters in Schedule A to the Purchase Agreement.

          Without relieving any defaulting Underwriter of its obligations hereunder, the Company agrees with the non-default-ing Underwriters that it will not sell any Purchased Securities hereunder unless all of the Underwriters' Securities are pur-chased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

          If a new underwriter or underwriters are substituted by the Underwriters or by the Company for a defaulting Under-writer or Underwriters in accordance with the foregoing provi-sion, the Company or you will have the right to postpone the time of purchase for a period of not exceeding five business days in order that necessary changes in the Registration State-ment and Prospectus and other documents may be effected.

          The term Underwriter as used in this Agreement will refer to and include any underwriter substituted under this
Section 6 with like effect as if such substituted underwriter had originally been named in Schedule A to the Purchase Agreement.

          7. Warranties and Representations of and Indemnity by the Company. (a) The Company warrants and represents that, when the Registration Statement became effective, the Registra-tion Statement complied in all material respects, and, when the Prospectus is first filed, or mailed for filing, pursuant to Rule 424 under the Act, the Prospectus will comply in all mate-rial respects with the provisions of the Act, and that neither will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or neces-sary to make the statements therein not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in, or any matter omit-ted from, the Registration Statement or the Prospectus in reli-ance upon and in conformity with information furnished in writ-ing by or on behalf of any Underwriter through you to the Com-pany expressly for use with reference to the Underwriter in the Registration Statement or Prospectus. The Company also war-rants and represents that the documents incorporated by refer-ence in the Prospectus comply in all material respects with the requirements of the Exchange Act and any additional documents deemed to be incorporated by reference in the Prospectus will, when they are filed with the Commission, comply in all material respects with the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, or neces-sary to make the statements therein, in the light of the cir-cumstances under which they are made, not misleading.

          (b) The Company agrees to indemnify and hold harm-less each Underwriter, and any person who controls any Under-writer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable fees and expenses of counsel and other reasonable expenses in connection with investigating, defending or settling any such claim) which arises out of or is based upon any alleged untrue statement of a material fact in the Registration Statement, any prospectus contained in the Registration Statement at the time it became effective or the Prospectus, or any related preliminary pro-spectus, or arises out of or is based upon any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not mislead-ing. The foregoing shall not cover any such loss, expense, liability or claim, however, which arises out of or is based upon any alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to the Underwriter in, any such documents or arises out of or is based upon any alleged omission to state a material fact in connection with such information required to be stated in any such documents or nec-essary to make such information not misleading.

          If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter shall promptly notify the Company in writing or by telephone, confirmed in writing, of the institution of such action and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Com-pany in connection with the defense of such action or the Com-pany shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one counsel (in addition to local counsel) for all indemnified parties selected by you shall be borne by the Company. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent. The Company's indemnity agreement con-tained in this Section 7(b) and its warranties and representa-tions contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter or controlling person, and shall survive any termination of this Agreement or the issuance and delivery of the Purchased Securities. The Company agrees promptly to notify the Underwriters of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the issue and sale of the Pur-chased Securities or with such Registration Statement or Prospectus.

          8. Warranties and Representations of and Indemnity by Underwriters. (a) Each Underwriter warrants and represents that the information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration State-ment at the time it became effective or the Prospectus, or any related preliminary prospectus does not contain an untrue statement of a material fact and does not omit to state a mate-rial fact in connection with such information required to be stated in the Registration Statement at the time it became effective or the Prospectus, or any related preliminary pro-spectus or necessary to make such information not misleading. Each Underwriter, in addition to other information furnished by such Underwriter or on its behalf through you to the Company in writing expressly for use with reference to such Underwriter in the Registration Statement and Prospectus, hereby furnishes to the Company in writing expressly for use with reference to such Underwriter the statements with respect to the terms of offer-ing of the Purchased Securities by the Underwriters set forth on the cover page of the Prospectus Supplement and under "Underwriting" therein.

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors and its officers from and against any loss, expense, liability or claim (includ-ing the reasonable fees and expenses of counsel and other rea-sonable expenses in connection with investigating, defending or settling any such claim) which arises out of or is based upon any alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in, the Registration Statement, any prospectus contained in the Regis-tration Statement at the time it became effective or the Pro-spectus, or any related preliminary prospectus, or arises out of or is based upon any alleged omission to state a material fact in connection with such information required to be stated in such documents or necessary to make such information not misleading.

          If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Com-pany or such person shall promptly notify such Underwriter in writing or by telephone, confirmed in writing, of the institu-tion of such action and such Underwriter shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Under-writer in connection with the defense of such action or such Underwriter shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses for all indemnified parties of one counsel (in addition to local counsel) selected by the Company shall be borne by such Underwriter. Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of such Underwriter. The indemnity agreement on the part of each Underwriter contained in this Section 8(b) shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or such person, and shall survive any termination of this Agreement or the issuance and delivery of the Purchased Securities. Each Underwriter agrees promptly to notify the Company of the commencement of any litigation or proceedings against such Underwriter in connection with the issue and sale of the Purchased Securities or with such Registration Statement or Prospectus.

          9. Contribution. If the indemnification provided for in Sections 7(b) or 8(b) above is unavailable in respect of any losses, expenses, liabilities or claims referred to therein, then the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses except to the extent that contribution is not per-mitted under the Act or the Exchange Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Purchased Secu-rities (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable con-siderations appropriate under the circumstances. The Company and the Underwriters and such controlling persons agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters and such controlling persons were treated as one entity for such purpose). Notwithstanding the provisions of this Section 9, no indemnifying Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Under-writer and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter other-wise has been required to pay by reason of such untrue state-ment or alleged untrue statement or omission or alleged omis-sion. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudu-lent misrepresentation. The contribution agreement contained in this Section 9 shall remain in full force and effect regard-less of any investigation made by or on behalf of any Under-writer or the Company or any of its officers or directors or any controlling person and shall survive any termination of this Agreement or the issuance and delivery of the Purchased Securities.

          10. Notices. All statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent by registered mail to the address furnished in writing for the purpose of such statements, requests, notices and agreements hereunder, and, if to the Company shall be suffi-cient in all respects if delivered or sent by registered mail
to the Company at [Name of Issuer/Address], Attention:        .

          11. Construction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this agreement.

          12. Parties in Interest. The Agreement herein set forth has been and is made solely for the benefit of the Under-writers and the Company, and the controlling persons, directors and officers referred to in Sections 7, 8 and 9 hereof, and their respective successors, assigns, executors and administra-tors, and no other person shall acquire or have any right under or by virtue of this Agreement. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation (including, without limitation, any pur-chaser of the Purchased Securities from an Underwriter or any subsequent holder thereof or any purchaser of any Contract

Securities or any subsequent holder thereof) any legal or equi-table right, remedy or claim under or in respect of this Agree-ment or any provision herein contained.

          The term "successor" as used in this Agreement shall not include any purchaser, as such purchaser, of any Purchased Securities from any Underwriter or any subsequent holder thereof or any purchaser, as such purchaser, of any Contract Securities or any subsequent holder thereof.

          13. Counterparts. This Agreement may be executed in any number of counterparts which, taken together, shall consti-tute one and the same instrument.

                          Schedule I

                   DELAYED DELIVERY CONTRACT


                                    Dated:               , 199



[NAME OF ISSUER]
[ADDRESS]
Attention:

Dear Sirs:

          The undersigned hereby agrees to purchase from [Name of Issuer] (the "Company"), and the Company agrees to sell to the undersigned,

                     $___________________

principal amount of the Company's [state title of issue] (the "Securities") offered by the Company's Prospectus dated
             , 199  and a Prospectus Supplement dated
            , 199 , receipt of copies of which is hereby
acknowledged, at a purchase price of     % of the principal
amount thereof plus accrued interest and on the further terms and conditions set forth in this contract.

          The undersigned agrees to purchase such Securities in the principal amounts and on the delivery dates (the "Delivery"
"Dates") set forth below:


    Delivery            Principal         Plus Accrued
    __Date__            _Amount__        Interest From:


________________    $_______________    ________________


________________    $_______________    ________________


________________    $_______________    ________________


          Payment for the Securities which the undersigned has agreed to purchase on each Delivery Date shall be made to the Company by wire transfer of immediately available at the

Corporate Trust Office of               (or at such other place
as the undersigned and the Company shall agree) at 11:00 A.M., New York City Time, on such Delivery Date upon issuance and delivery to the undersigned of the Securities to be purchased by the undersigned on such Delivery Date in such authorized denominations and, unless otherwise provided herein, registered in such names as the undersigned may designate by written or telegraphic communications addressed to the Company not less than five full business days prior to such Delivery Date.

          The obligation of the Company to sell and deliver, and of the undersigned to take delivery of and make payment for, Securities on each Delivery Date shall be subject to the conditions that (1) the purchase of Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject, (2) the sale of the Securities by the Company pursuant to this contract shall not at the time of delivery be prohib-ited under the laws of any jurisdiction to which the Company is subject and (3) the Company shall have sold, and delivery shall have taken place, to the Underwriters of such principal amount of the Securities as is to be sold and delivered to them. In the event that Securities are not sold to the undersigned because one of the foregoing conditions is not met, the Company shall not be liable to the undersigned for damages arising out of the transactions covered by this contract.

          Promptly after completion of the sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by copies of the opinions of counsel for the Company delivered to the Underwriters.

          Failure to take delivery of and make payment for Bonds by any purchaser under any other Delayed Delivery Con-tract shall not relieve the undersigned of its obligations under this contract.

          The undersigned represents and warrants that (a) as of the date of this contract, the undersigned is not prohibited under the laws of the jurisdictions to which the undersigned is subject from purchasing the Securities hereby agreed to be pur-chased and (b) the undersigned does not contemplate selling the Securities which it has agreed to purchase hereunder prior to the Delivery Date therefor.

          This contract will inure to the benefit of and be binding upon the parties hereto and their respective succes-sors, but will not be assignable by either party hereto without the written consent of the other. This contract shall be gov-erned by and construed in accordance with the laws of the State of New York. This contract may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          It is understood that the acceptance of any Delayed Delivery Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If the contract is acceptable to the Com-pany, it is requested that the Company sign the form of accep-tance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the under-signed when such counterpart is so signed.

                                   Yours very truly,

                           ____________________________________

                         By____________________________________

                           ____________________________________

                           ____________________________________
                                        Address


Accepted, as of the date first above written


[Name of Issuer]


By_________________________________

        PURCHASER -- PLEASE COMPLETE AT TIME OF SIGNING


          The name and telephone and department of the repre-sentative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows:

(Please print.)

                         Telephone No.
Name                  (Including Area Code)       Department

                       [NAME OF ISSUER]

                      PURCHASE AGREEMENT

                        DEBT SECURITIES


                     _______________, 1996



[Name of Issuer]
[ADDRESS]

Dear Sirs:

          Referring to the Debt Securities, ______% Series due (the "Securities"), of [Name of Issuer] (the "Company")
covered by registration statement on Form S-3 (No. 333-     ),
such registration statement including (i) the prospectus
included therein, dated           , 1996, as supplemented by a
prospectus supplement dated ______________, 19   in the form
first filed under Rule 424 and any additional prospectus sup-plements relating to the Securities filed under Rule 424 (such prospectus as so supplemented, including each document incorpo-rated by reference therein is hereinafter called the "Prospec-tus") and (ii) all documents filed as part thereof or incorpo-rated by reference therein, is hereinafter called the "Regis-tration Statement" on the basis of the representations, warran-ties and agreements contained in this Agreement, but subject to the terms and conditions herein set forth, the purchaser or purchasers named in Schedule A hereto (the "Underwriters") sev-erally agree to purchase and the Company agrees to sell to each Underwriter the principal amount of the Company's Securities having the terms described below (the "Purchased Securities") set forth opposite the name of each Underwriter on Schedule A hereto.

          The price at which the Purchased Securities shall be purchased from the Company by the Underwriters shall be ______%. The initial public offering price shall be ______%.
The Purchased Securities will be offered by the Underwriters as set forth in the Prospectus relating to such Purchased
Securities.

          The Purchased Securities will have the following terms:


          Title of Securities:     ____________________________

          Interest rate:           ____________________________

          Interest Payment Dates:  ____________________________
                                   ____________________________
                                   ____________________________
                                   ____________________________
                                   ____________________________

          Maturity:                ____________________________

          Redemption Provisions:   ____________________________
                                   ____________________________
                                   ____________________________

          Other:
                                   ____________________________
                                   ____________________________
                                   ____________________________
                                   ____________________________
                                   ____________________________
                                   ____________________________
                                   ____________________________

          Payment for the
          Purchased Securities
          shall be made in
          the following funds:     ____________________________

          The time of purchase
          shall be:                ____________________________

          The place(s) at which
          the Purchased Securities
          shall be delivered and
          sold shall be:           ____________________________

          Delayed Delivery
          Contracts:               ______________________________

          Notices to the Underwriters shall be sent to the fol-lowing address or telecopier number:

          If we are acting as Representative(s) for the several Underwriters named in Schedule A hereto, we represent that we are authorized to act for such several Underwriters in connection with the transactions contemplated in this Agreement, and that, if there are more than one of us, any action under this Agreement taken by any of us will be binding upon all the Underwriters.

          All of the provisions contained in the document enti-tled "[Name of Issuer] Standard Purchase Provisions - Debt Secu-rities," a copy of which has been previously furnished to us, are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

          If the foregoing is in accordance with your understand-ing of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and each Underwriter in accordance with its terms.

                              Very truly yours,

                              [Firm Name]

                              By ________________________________
                                 Title:


                              [Firm Name]

                              By ________________________________
                                 Title:

                                 Acting on behalf of and as
                                 Representative(s) of the
                                 several Underwriters named
                                 in Schedule A hereto.*
The foregoing Purchase
Agreement is hereby confirmed
as of the date first above
written.


[NAME OF ISSUER]


By ___________________________
   Title:







_________________________
* To be deleted if the Purchase Agreement is not executed by one or more Underwriters acting as Representative(s) of the Underwriters for purposes of this Agreement.

                           SCHEDULE A


                                                  Principal
Name of Underwriter                                 Amount




















Total                                              __________
                                                  $